UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) January 31, 2003
Commission File No. 1-7434

AFLAC INCORPORATED

(Exact name of Registrant as specified in its charter)

GEORGIA	58-1167100

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1932 Wynnton Road, Columbus, Georgia	31999

(Address of principal executive offices)	(Zip Code)

706-323-3431

(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
(a)	Financial statements:

Not applicable.

(b)	Pro forma financial information:

Not applicable.

(c)	Exhibits:

99 - News release from AFLAC Incorporated dated January 30, 2003.

ITEM 9.  REGULATION FD DISCLOSURE

     AFLAC Incorporated reported its fourth quarter results.

     Pending approval by the board of directors, AFLAC will increase its quarterly cash dividend for the 21st consecutive year. Effective with the first quarter of 2003, the Company intends to raise the quarterly cash dividend 16.7%, from $.06 to $.07 per share. At its meeting on February 11, 2003, the board of directors will consider the dividend increase. If approved, the first quarter dividend will be payable on March 3, 2003, to shareholders of record at the close of business on February 14, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AFLAC INCORPORATED

/s/ Ralph A. Rogers, Jr.	January 31, 2003

(Ralph A. Rogers, Jr.)
Senior Vice President, Financial Services
Chief Accounting Officer

EXHIBITS FILED WITH CURRENT FORM 8-K:

          99 - News release from AFLAC Incorporated dated January 30, 2003.